Exhibit 99.1

Monotype Announces Fourth Quarter and Full Year 2012 Results

Company Reports Record Results and Increases Dividend 50 Percent

WOBURN, Mass.--(BUSINESS WIRE)--February 14, 2013--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the fourth quarter and full year ended Dec. 31, 2012.

Fourth quarter 2012 highlights

  Revenue for the quarter was a record $39.0 million, a 23 percent increase year-over-year.
  Operating income was $12.0 million, an increase of 27 percent over 2011.
  Non-GAAP net adjusted EBITDA increased 20 percent to $16.5 million, or 42 percent of revenue.
  Cash flow from operations was $14.0 million, a 26 percent increase year-over-year.

Full year 2012 highlights

For the full year 2012, the company reported record financial results as follows:

  Revenue was $149.9 million, an increase of 22 percent year-over-year.
  Operating income was $46.5 million, an increase of 22 percent over 2011.
  Non-GAAP net adjusted EBITDA increased 18 percent to $64.2 million, or 43 percent of revenue.
  Cash flow from operations was $50.4 million an increase of 28 percent compared to 2011.

“Monotype had a very strong fourth quarter and full year, as a growing number of brands turned to us for the typefaces, technology and expertise they need to deliver high-quality user experiences,” said Doug Shaw, president and chief executive officer. “We strengthened our business in multiple areas, as we continued to diversify, expand our intellectual property, and invest in support of our long-term growth initiatives, all while delivering significant levels of profitability and cash flow.”

“We achieved record top-line results, while improving the visibility and predictability of our revenue streams. We continued to invest in the business, both organically and through acquisitions, and we instituted a quarterly dividend program,” said Scott Landers, senior vice president and chief financial officer. “We enter 2013 in the strongest financial, operational and market position in our history. With that confidence in mind, our board of directors has approved a 50 percent increase in our quarterly dividend.”

Fourth quarter 2012 operating results

Revenue for the quarter was $39.0 million, up 23 percent compared to $31.7 million for the fourth quarter of 2011. Creative Professional revenue was $14.8 million, increasing 87 percent from the same period in 2011. OEM revenue was $24.2 million, increasing two percent from the fourth quarter of 2011.

Net income was $7.8 million, compared to $5.6 million in the fourth quarter of 2011. Earnings per diluted share were $0.20, compared to $0.15 in the same period in 2011.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $10.7 million, compared to $8.1 million in the fourth quarter of 2011. Non-GAAP earnings per diluted share were $0.28, compared to $0.21 in the same period in 2011.

Non-GAAP net adjusted EBITDA was $16.5 million, or 42 percent of revenue, compared to $13.7 million or 43 percent of revenue in the fourth quarter of 2011.

Full year 2012 operating results

Revenue for 2012 was $149.9 million, an increase of 22 percent compared to $123.2 million for 2011. Creative Professional revenue was $51.8 million, an increase of 64 percent year-over-year. OEM revenue was $98.1 million, increasing seven percent year-over-year.

Net income for 2012 was $29.0 million, compared to net income of $22.7 million for the prior year. Earnings per diluted share were $0.76 compared to earnings per diluted share of $0.61 for 2011.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $39.8 million, compared to $32.6 million in 2011. Non-GAAP earnings per diluted share for 2012 were $1.06, compared to $0.88 in the same period for 2011.

Non-GAAP net adjusted EBITDA was $64.2 million, or 43 percent of revenue, compared to non-GAAP net adjusted EBITDA of $54.6 million, or 44 percent of revenue, for 2011.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended Dec. 31, 2012 and 2011 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype had cash and cash equivalents of $39.3 million as of Dec. 31, 2012, compared to $38.0 million as of Sept. 30, 2012 and $53.9 million as of Dec. 31, 2011. The company generated $14.0 million of cash from operations in the fourth quarter of 2012 and $50.4 million for the full year 2012.

Monotype’s outstanding debt was $22.3 million as of Dec. 31, 2012, a decrease from $32.3 million as of Sept. 30, 2012 and $37.3 million as of Dec. 31, 2011. For the full year 2012, the company’s debt declined $15 million as a result of $40 million in debt repayments offset by $25 million in borrowings for the Bitstream acquisition.

Quarterly dividend

Monotype's board of directors approved a 50 percent increase in the quarterly dividend from $0.04 to $0.06 per share which will be paid on April 19, 2013 to shareholders of record as of the close of business on April 1, 2013.

Financial outlook

For the first quarter of 2013, Monotype expects revenue in the range of $41.0 million to $42.5 million. The company anticipates first quarter 2013 non-GAAP net adjusted EBITDA in the range of $17.0 million to $18.5 million, GAAP earnings per diluted share in the range of $0.20 to $0.23 and non-GAAP earnings per diluted share in the range of $0.28 to $0.31.

For the full year, Monotype expects revenue in the range of $165.0 million to $169.0 million. The company anticipates full year 2013 non-GAAP net adjusted EBITDA in the range of $69.5 million to $72.5 million, GAAP earnings per diluted share in the range of $0.81 to $0.86 and non-GAAP earnings per diluted share in the range of $1.13 to $1.18.

Conference call details

Monotype will host a conference call on Thursday, Feb. 14, 2013, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2012 results and business outlook for 2013. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing 877-941-0844 (domestic) or 480-629-9835 (international) using pass code 4588010. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s library and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2013 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$39,340	$53,850
Accounts receivable, net	6,996	6,588
Income tax refunds receivable	2,209	733
Deferred income taxes	2,218	506
Prepaid expenses and other current assets	2,454	3,228

Total current assets	53,217	64,905
Property and equipment, net	2,587	2,404
Goodwill	174,294	140,807
Intangible assets, net	86,736	71,664
Other assets	3,232	4,042

Total assets	$320,066	$283,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,038	$1,123
Accrued expenses and other current liabilities	17,319	12,235
Accrued income taxes	2,191	1,280
Deferred revenue	8,725	7,742
Current portion of long-term debt	10,000	10,000

Total current liabilities	39,273	32,380
Long-term debt, less current portion	12,321	27,321
Other long-term liabilities	613	225
Deferred income taxes	26,832	20,596
Reserve for income taxes	963	1,174
Accrued pension benefits	4,958	3,765
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	178,681	167,448
Treasury stock, at cost	(86)	(86)
Retained earnings	56,980	30,986
Accumulated other comprehensive loss	(506)	(23)

Total stockholders’ equity	235,106	198,361

Total liabilities and stockholders’ equity	$320,066	$283,822

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	$39,034	$31,722	$149,861	$123,212

Cost of revenue	5,841	2,665	21,005	10,155
Cost of revenue—amortization of acquired technology	1,086	796	4,051	3,169

Total cost of revenue	6,927	3,461	25,056	13,324

Gross profit	32,107	28,261	124,805	109,888
Operating expenses:
Marketing and selling	9,348	8,424	35,953	32,622
Research and development	4,458	4,364	18,007	16,540
General and administrative	4,897	4,792	18,908	17,413
Amortization of other intangible assets	1,412	1,224	5,469	5,071

Total operating expenses	20,115	18,804	78,337	71,646
Income from operations	11,992	9,457	46,468	38,242
Other (income) expense:
Interest expense	381	466	1,842	2,854
Interest income	(95)	(9)	(117)	(100)
Loss on extinguishment of debt	—	—	—	422
Other expense, net	257	223	563	446

Total other expense	543	680	2,288	3,622
Income before provision for income taxes	11,449	8,777	44,180	34,620
Provision for income taxes	3,609	3,138	15,215	11,951

Net income	$7,840	$5,639	$28,965	$22,669

Net income available to common shareholders – basic	$7,717	$5,550	$28,496	$22,302

Net income available to common shareholders – diluted	$7,720	$5,550	$28,510	$22,302

Net income per common share:
Basic	$0.21	$0.16	$0.78	$0.63
Diluted	$0.20	$0.15	$0.76	$0.61
Weighted average number of shares:
Basic	36,591,447	35,624,809	36,311,835	35,357,630
Diluted	37,833,680	37,156,688	37,561,953	36,817,379

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP operating income	$11,992	$9,457	$46,468	$38,242
Depreciation and amortization	2,852	2,359	10,837	9,346
Share based compensation	1,618	1,846	6,918	6,974

Non-GAAP net adjusted EBITDA	$16,462	$13,662	$64,223	$54,562

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP net income	$7,840	$5,639	$28,965	$22,669
Amortization, net of tax	1,711	1,297	6,245	5,397
Share based compensation, net of tax	1,108	1,185	4,538	4,568

Non-GAAP net income	$10,659	$8,121	$39,748	$32,634

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
GAAP earnings per diluted share	$0.20	$0.15	$0.76	$0.61
Amortization, net of tax	0.05	0.03	0.18	0.15
Share based compensation, net of tax	0.03	0.03	0.12	0.12

Non-GAAP earnings per diluted share	$0.28	$0.21	$1.06	$0.88

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Marketing and selling	$722	$794	$3,068	$2,966
Research and development	374	425	1,589	1,612
General and administrative	522	627	2,261	2,396

Total share based compensation	$1,618	$1,846	$6,918	$6,974

MARKET INFORMATION
(Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Creative Professional	$14,797	$7,896	$51,751	$31,556
OEM	24,237	23,826	98,110	91,656

Total	$39,034	$31,722	$149,861	$123,212

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON- GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2013	Q1 2013
GAAP net income	$7,700	$8,700
Amortization, net of tax	1,800	1,800
Share-based compensation, net of tax	1,200	1,200

Non-GAAP net income	$10,700	$11,700

GAAP earnings per diluted share	$0.20	$0.23
Amortization, net of tax, per diluted share	0.05	0.05
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.28	$0.31

Weighted average diluted shares used to compute earnings per share	38,100,000	38,100,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP net income	$31,300	$33,200
Amortization, net of tax	6,800	6,800
Share-based compensation, net of tax	5,300	5,300

Non-GAAP net income	43,400	45,300

GAAP earnings per diluted share	$0.81	$0.86
Amortization, net of tax, per diluted share	0.18	0.18
Share-based compensation, net of tax, per diluted share	0.14	0.14

Non-GAAP earnings per diluted share	$1.13	$1.18

Weighted average diluted shares used to earnings per share	38,500,000	38,500,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2013	Q1 2013
GAAP operating income	$12,200	$13,700
Depreciation and amortization	3,000	3,000
Share-based compensation	1,800	1,800

Non-GAAP net adjusted EBITDA	$17,000	$18,500

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP operating income	$49,000	$52,000
Depreciation and amortization	12,300	12,300
Share-based compensation	8,200	8,200

Non-GAAP net adjusted EBITDA	$69,500	$72,500

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotype.com